Exhibit 10.2

***CONFIDENTIAL TREATMENT REQUESTED**

***CONFIDENTIAL TREATMENT REQUESTED**

THIRD AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of November 4, 2004, is entered into by and among:

(1) WILD OATS MARKETS, INC., a Delaware corporation (the "Borrower");

(2) Each of the financial institutions listed in Schedule I to the Credit Agreement referred to in Recital A below (collectively, the "Lenders") constituting Required Lenders; and

(3) WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association ("WFB"), as the administrative agent for the Lenders (in such capacity, the "Administrative Agent").

RECITALS

A. The Borrower, the Lenders, the Administrative Agent and WFB in its capacity as L/C Issuer and Swing Line Lender are parties to that certain Second Amended and Restated Credit Agreement, dated as of February 26, 2003 (as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of May 21, 2004 and as further amended by that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of August 3, 2004, the "Credit Agreement").

B. The Borrower has requested that the Lenders constituting Required Lenders and the Administrative Agent amend the Credit Agreement in certain respects.

C. The Lenders executing this Amendment and the Administrative Agent are willing to so amend the Credit Agreement upon the terms and subject to the conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Lenders executing this Amendment and the Administrative Agent hereby agree as follows:

1. Definitions, Interpretation. All capitalized terms defined above and elsewhere in this Amendment shall be used herein as so defined. Unless otherwise defined herein, all other capitalized terms used herein shall have the respective meanings given to those terms in the Credit Agreement, as amended by this Amendment. The rules of construction set forth in Article I of the Credit Agreement shall, to the extent not inconsistent with the terms of this Amendment, apply to this Amendment and are hereby incorporated by reference.

***CONFIDENTIAL TREATMENT REQUESTED**

2. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in paragraph 4 below, the Credit Agreement is hereby amended as follows:

a) Section 1.01 is hereby amended by changing the definitions of the terms "Cash Balances", "Cash Equivalents", "Adjusted Leverage Ratio" and "Pricing Grid" to read in their entirety as follows:

"Cash Balances" shall mean, with respect to Borrower and its Subsidiaries at any time, the remainder, determined on a consolidated basis in accordance with GAAP, of:

(a) The sum of (i) the unrestricted cash of Borrower and its Subsidiaries (including cash restricted by a Lien in favor of the Administrative Agent for the benefit of the Lenders pursuant to this Agreement) maintained in one or more deposit accounts located at a Lender (or in transit to such deposit accounts so long as the amounts in transit relate to credit card payments owed to the Borrower or its Subsidiaries and the actual time in transit does not exceed three (3) Business Day) at such time and (ii) the market value of the unrestricted Cash Equivalents of Borrower and its Subsidiaries (including cash restricted by a Lien in favor of the Administrative Agent for the benefit of the Lenders pursuant to this Agreement) maintained in one or more securities accounts at a Lender or any Affiliate of a Lender at such time;

minus

(b) The Effective Amount of all Loans and L/C Obligations then outstanding under this Agreement.

"Cash Equivalents" shall mean:

(a) Direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed or insured by, the United States of America or obligations of any agency of the United States of America, in each case maturing within one year from the date of acquisition thereof;

(b) time deposits, certificates of deposit or bankers’ acceptances, in each case maturing within one year from the date of acquisition thereof and issued by a commercial bank or trust company organized under the laws of the United States of America or a state thereof or that is a Lender, provided that (i) such deposits are denominated in Dollars or Canadian Dollars and (ii) such bank or trust company has capital, surplus and undivided profits of not less than $100,000,000 at the time of acquisition thereof;

(c) Open market commercial paper maturing within 270 days from the date of acquisition thereof issued by a corporation organized under the laws of the United States of America or a state thereof, provided such commercial paper is rated at least A-1 (or its equivalent) by Standard and Poor’s Ratings Group or P-1 (or its equivalent) by Moody’s Investors Service, Inc. at the time of acquisition thereof;

***CONFIDENTIAL TREATMENT REQUESTED**

(d) Repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above at the time of acquisition thereof;

(e) Securities with a maturities of one year or less from the date of acquisition issued or fully guaranteed by any state or commonwealth of the United States of America, or by any political subdivision or taxing authority thereof and rated at least Aa (or its equivalent) by Moody’s Investor Service, Inc. or AA (or its equivalent) by Standard and Poor’s Rating Group; and

(f) Investments in money market or mutual funds that invest exclusively in the foregoing items.

"Adjusted Leverage Ratio" shall mean:

As of any date of determination, the ratio of (a) the sum of (i) Average Total Funded Debt as of that date plus (ii) six (6) times Net Rents for the four Fiscal Quarter period most recently ended minus (iii) the unrestricted cash of Borrower and its Subsidiaries (including cash restricted by a Lien in favor of the Administrative Agent for the benefit of the Lenders pursuant to this Agreement) maintained in one or more deposit accounts located at a Lender (or in transit to such deposit accounts so long as the amounts in transit relate to credit card payments owed to the Borrower or its Subsidiaries and the actual time in transit does not exceed three (3) Business Day) as of that date minus (iv) the market value of the unrestricted Cash Equivalents of the Borrower and its Subsidiaries (including cash restricted by a Lien in favor of the Administrative Agent for the benefit of the Lenders pursuant to this Agreement) maintained in one or more securities accounts at a Lender or any Affiliate of a Lender as of that date to (b) EBITDAR for the four Fiscal Quarter period most recently ended (excluding (i) any Executive Contract Expense for such period and (ii) Rental Expense for such period not otherwise constituting Net Rents).

"Pricing Grid" shall mean:

Pricing Grid (rates are expressed in basis points per annum)
Tier	Adjusted Leverage Ratio	Applicable Margin for LIBOR Loans (bps)	Applicable Margin for Base Rate Loans (bps)	Commitment Fee (bps)	Letter of Credit Fee (bps)
1	< 4.50	225.0	100.0	62.5	120.0
2	> 4.50 < 5.00	250.0	100.0	62.5	125.0
3	>5.00	275.0	125.0	75.0	125.0

***CONFIDENTIAL TREATMENT REQUESTED**

Any increase or decrease in the Applicable Margin resulting from a change in the Adjusted Leverage Ratio shall become effective as of the fifth (5th) day following the final day by which a Compliance Certificate is required to be delivered pursuant to Section 5.01(a) (regardless of when actually delivered); provided, however, that if the Borrower fails to deliver a Compliance Certificate for a Fiscal Quarter when due in accordance with such Section, then Tier 3 shall apply (or shall continue to apply) as of the fifth (5th) day following such failure. The Applicable Margin in effect from November 4, 2004 until the first day of the Fiscal Quarter following the Borrower’s delivery of its Compliance Certificate for the Fiscal Quarter ending on January 1, 2005 shall be determined based upon Tier 3.

b) Section 5.01(a) is hereby amended by (i) deleting the "and" appearing at the end of clause (xiii), (ii) re-numbering clause (xiv) thereof as clause (xv) and (iii) adding a new clause (xiv) to read in its entirety as follows:

(xiv) As soon as possible and in no event later than twenty (20) days after the end of each month, copies of all recent bank and brokerage statements evidencing the Borrower’s compliance with the minimum cash balances covenant set forth in Section 5.03(f) hereof; and

c) Section 5.02(a) is hereby amended to change clause (x) thereof to read in its entirety as follows:

(x) Acquisition-Related Indebtedness in an aggregate principal amount not exceeding $5,000,000 at any one time outstanding;

d) Section 5.02(d) is hereby amended to change clause (iv)(B) thereof to read in its entirety as follows:

(B) The aggregate consideration paid by the Loan Parties for all such Acquisitions (excluding consideration consisting of the Equity Securities of the Borrower or its Subsidiaries or of Net Cash Issuance Proceeds) paid does not exceed $5,000,000; and

e) Section 5.02(f) is hereby amended by (i) deleting clause (v) thereof in its entirety, (ii) adding the word "and" at the end of clause (iii) thereof, and (iii) amending clause (iv) thereof to read in its entirety as follows:

(iv) The Borrower may repurchase shares of capital stock owned by Perry D. Odak in an aggregate amount not to exceed, during the term of this Agreement, the outstanding principal amount of the Executive Note (plus any interest accrued thereon), so long as (the consideration given by the Borrower for such shares consists only of a non-cash charge related to the forgiveness of all or any portion of the indebtedness arising under the Executive Note.

***CONFIDENTIAL TREATMENT REQUESTED**

f) Section 5.02(f) is hereby further amended by deleting the words "and (v)" appearing in the proviso at the end of such section and inserting the word "and" in front of the reference to "(iv)" therein.

g) Section 5.03(a) is hereby amended to read in its entirety as follows:

(a) Adjusted Leverage Ratio. The Borrower shall not permit the Adjusted Leverage Ratio as at the end of any Fiscal Quarter to be greater than the following for the respective periods set forth below:

Period
Adjusted Leverage Ratio
Closing Date to and including March 27, 2004	3.75:1.00
March 28, 2004 to and including June 26, 2004	4.75:1.00
June 27, 2004 to and including July 2, 2005	5.60:1:00
July 3, 2005 and any time thereafter	5.25:1.00

h) Section 5.03(b) is hereby amended to read in its entirety as follows:

(b) Fixed Charge Coverage Ratio. The Borrower shall not permit the Fixed Charge Coverage Ratio (i) as at the end of any Fiscal Quarter through the Fiscal Quarter ending on July 2, 2005 to be less than 1.00:1.00 and (ii) as at the end of any Fiscal Quarter thereafter, 1.05:1.00.

***CONFIDENTIAL TREATMENT REQUESTED**

i) Section 5.03(d) is hereby amended to read in its entirety as follows:

(d) New Leases. The Borrower shall not permit the aggregate amount of New Leases for New Stores (excluding relocations of existing Stores) entered into by the Loan Parties to be greater than the following amounts for the respective periods set forth below:

Period

Maximum

Fiscal Year 2004	[CONFIDENTIAL]
Fiscal Year 2005	[CONFIDENTIAL])
Fiscal Year 2006	[CONFIDENTIAL])

j) Section 5.03(e) is hereby amended to read in its entirety as follows:

(e) Capital Expenditures. The Borrower shall not permit the aggregate amount of Capital Expenditures made by the Loan Parties in any Fiscal Year to be greater than the following amounts for the respective Fiscal Years set forth below:

Fiscal Year

Maximum Amount

2004
[CONFIDENTIAL]
2005 and each Fiscal Year thereafter
[CONFIDENTIAL]

______________________________________

(1)  Confidential treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.

(2)  Confidential treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.

(3)  Confidential treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.

(4)  Confidential treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.

(5)  Confidential treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.

***CONFIDENTIAL TREATMENT REQUESTED**

k) Section 5.03(f) is hereby amended to read in its entirety as follows:

(f) Cash Balances. Borrower shall not permit at any time through the Maturity Date the Cash Balances of Borrower and its Subsidiaries to be less than (i) at all times on or prior to July 2, 2005, $25,000,000, and (ii) at all times thereafter, $10,000,000.

l) Schedule 4.01(l) is hereby amended by adding thereto the new text set forth on Attachment A hereto.

m) Schedule 4.01(n) is hereby amended to read in its entirety as set forth on Attachment B hereto.

n) Clause 3(b) of Exhibit A to the Credit Agreement (the form of Notice of Revolving Loan Borrowing) is hereby amended to read in its entirety as follows:

(b) No Default has occurred and is continuing or will result from such Revolving Loan Borrowing;

o) Clause 3(b) of Exhibit D to the Credit Agreement (the form of Notice of Swing Line Borrowing) is hereby amended to read in its entirety as follows:

(b) No Default has occurred and is continuing or will result from such Swing Line Borrowing;

p) Exhibit N of the Credit Agreement (the form of Compliance Certificate) is hereby amended to read in its entirety as set forth on Attachment C hereto.

3. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that the following are true and correct on the date of this Amendment and that, after giving effect to the amendments set forth in paragraph 2 above, the following will be true and correct on the Effective Date:

a) The representations and warranties of the Borrower set forth in Article IV of the Credit Agreement and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which are true and correct in all material respects as of such date);

b) No Default has occurred and is continuing; and

c) The Credit Agreement, the Security Agreement, the Pledge Agreement and the Guaranty are in full force and effect.

***CONFIDENTIAL TREATMENT REQUESTED**

4. Effective Date. The amendments effected by paragraph 2 above shall become effective as of November 4, 2004 (the "Effective Date"), subject to receipt by the Lenders executing this Amendment and the Administrative Agent of this Amendment duly executed by the Borrower, the Lenders constituting Required Lenders and the Administrative Agent, each in form and substance satisfactory to the Lenders executing this Amendment, the Administrative Agent and their respective counsel, as applicable:

a) This Amendment duly executed by the Borrower, the Lenders constituting Required Lenders and the Administrative Agent;

b) A letter in the form of Attachment D hereto appropriately completed and duly executed by each Guarantor (the "Guarantor Consent Letter");

c) An updated Collateral Certificate, appropriately completed as of the date hereof and duly executed by the Borrower;

d) A certificate of the Secretary or an Assistant Secretary (or comparable officer) of the Borrower, dated the Effective Date, certifying that (i) the certificate of incorporation and bylaws of the Borrower delivered to the Administrative Agent on the Closing Date and the effective date of the First Amendment to Credit Agreement dated as of May 21, 2004 (as applicable) have not been modified since such date and remain in full force and effect; and (ii) the resolutions of the board of directors of the Borrower which authorized the execution, delivery and on-going performance by the Borrower of its obligations under the Credit Agreement (as amended from time to time) remain in full force and effect;

e) A certificate of the Secretary or an Assistant Secretary (or comparable officer) of each Guarantor, dated the Effective Date, certifying (i) the certificate of incorporation, articles of incorporation, certificate of limited partnership, articles of organization or comparable document of such Guarantor and the bylaws, partnership agreement, limited liability company agreement or comparable document of such Guarantor, in each case delivered to the Administrative Agent on the Closing Date have not been modified since the Closing Date and remain in full force and effect; and (ii) the resolutions of the board of directors or other governing body of such Guarantor (or other comparable enabling action) which authorized the execution, delivery and on-going performance by such Guarantor of its obligations under the Guaranty remain in full force and effect;

f) Favorable written opinion of Freya R. Brier, Esq., general counsel to the Borrower, dated the Effective Date, addressed to the Administrative Agent for the benefit of the Administrative Agent and the Lenders and covering such legal matters as the Administrative Agent may reasonably request and otherwise in form and substance reasonably satisfactory to the Administrative Agent; and

g) Such other evidence as the Administrative Agent or any Lender may reasonably request to establish the accuracy and completeness of the representations and warranties and the compliance with the terms and conditions contained in this Amendment and the other Credit Documents.

***CONFIDENTIAL TREATMENT REQUESTED**

5. Post-Effective Date Covenant. The continuing effectiveness of the amendments set forth in paragraph 2 shall be subject to the receipt on or before November 9, 2004 by the Administrative Agent on behalf of each Lender that executes this Amendment on or prior to November 8, 2004, of a non-refundable amendment fee in the amount of 0.20% of such Lender’s respective Commitment. The Borrower agrees that the failure to such amendment fee on or before November 9, 2004 result in the occurrence of an Event of Default.

6. Effect of this Amendment. On and after the Effective Date, each reference in the Credit Agreement and the other Credit Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. Except as specifically amended above, (a) the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed and (b) the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Lenders or Agent, nor constitute a waiver of any provision of the Credit Agreement or any other Credit Document.

7. Miscellaneous.

a) Counterparts. This Amendment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

b) Headings. Headings in this Amendment are for convenience of reference only and are not part of the substance hereof.

c) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Colorado without reference to conflicts of law rules.

***CONFIDENTIAL TREATMENT REQUESTED**

IN WITNESS WHEREOF, the Borrower, the Administrative Agent and the Lenders executing this Amendment have caused this Amendment to be executed as of the day and year first above written.

BORROWER: WILD OATS MARKETS, INC.

By: /s/

Name: Freya R. Brier

Title: Sr. Vice President

ADMINISTRATIVE AGENT: WELLS FARGO BANK, NATIONAL
ASSOCIATION

By: /s/

Name: Marc Rosenberg

Title: Vice President

By:

Name:

Title:

LENDERS: WELLS FARGO BANK, NATIONAL
ASSOCIATION

By: /s/

Name: Marc Rosenberg

Title: Vice President

By:

Name:

Title:

U.S. BANK NATIONAL ASSOCIATION

By:

Name:

Title:

By:

Name:

Title:

VECTRA BANK COLORADO N.A.

By: /s/

Name: Steven Griffith

Title: Sr. Vice President

By:

Name:

Title:

BANK OF AMERICA, N.A.

By:

Name:

Title:

By:

Name:

Title:

***CONFIDENTIAL TREATMENT REQUESTED**

ATTACHMENT A

INSERT TO SCHEDULE 4.01(g)

Case Caption: Tim Auchterlonie, individually and on behalf of all others similarly situated, and the general public, and Does 1 through 1000 vs. Wild Oats Markets, Inc. and Does 1 through 100
Case No.: BC320905
Court: Superior Court, State of CA, County of Los Angeles
Basis of claim: Class action on behalf of all salaried employees in the state of CA for unlawful deductions from earnings, unlawful nonpayment of overtime compensation to a alleged nonexempt employee was paid on a salaried basis by Borrower, failure to authorize and permit employees to take required rest/meal periods, and unfair business practices under Bus. and Prof. Code 17200. This class action suit was filed in August 2004 and Borrower was served in September 2004. We have retained counsel who has conducted preliminary investigations and an evaluation of the merits of the claim. No quantified damages are pled.

***CONFIDENTIAL TREATMENT REQUESTED**

ATTACHMENT B

SCHEDULE 4.01(n)

The Borrower's 401(k) Retirement and Savings Plan has been reviewed to determine the extent of past noncompliance with applicable laws. The Borrower is preparing, and plans to file concurrent with the execution of this Amendment, a Voluntary Compliance Program ("VCP") filing with the IRS to correct any prior noncompliance. Borrower has determined that prior noncompliance resulted in events which could disqualify the Plan pursuant to IRC 401 if not corrected pursuant to the VCP. Borrower currently estimates its liability for correction of past noncompliance not to exceed $1.5 million; however, such liability may increase based upon review by the IRS, but in no event does Borrower anticipate that such liability will exceed $2.5 million.

***CONFIDENTIAL TREATMENT REQUESTED**

ATTACHMENT C

FORM OF COMPLIANCE CERTIFICATE

EXHIBIT N

COMPLIANCE CERTIFICATE

_____________ ___, 20__

Wells Fargo Bank, National Association

as the Administrative Agent

C7301-031

1740 Broadway

Denver, CO 80274

Attention: Yevette Conrad, Loan Specialist

1. Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of February 26, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among (1) WILD OATS MARKETS, INC., a Delaware corporation (the "Borrower"); (2) each of the financial institutions from time to time listed in Schedule I to the Credit Agreement (collectively, the "Lenders"); and (3) WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), L/C Issuer and Swing Line Lender. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein. Section references herein relate to the Credit Agreement unless stated otherwise. In the event of any conflict between the calculations set forth in this Compliance Certificate and the manner of calculation required by the Credit Agreement, the terms of the Credit Agreement shall govern and control.

2. This Compliance Certificate is delivered in accordance with Section 5.01(a)(iii) of the Credit Agreement by a Responsible Officer of the Borrower. This Compliance Certificate is delivered for the Fiscal [Quarter][Year] ending ___________, ____ (the "Test Date"). Computations indicating compliance with respect to the covenants in Section 5.03 of the Credit Agreement are set forth below:

I. Adjusted Leverage Ratio (Section 5.03(a) and the Pricing Grid):

As of the Test Date, the Adjusted Leverage Ratio was _____:1.00. The maximum permitted Adjusted Leverage Ratio as of such Test Date is _____:1.00.

The Adjusted Leverage Ratio was computed as follows:

A. Average Total Funded Debt as of the Test Date: $

B. Six (6) times Net Rents for the four Fiscal Quarter
period ending on the Test Date:

C. Unrestricted cash of the Borrower and its Subsidiaries
as of the Test Date: $

D. Unrestricted Cash Equivalents of the Borrower and its
Subsidiaries as of the Test Date: $

E. Line I.A. + Line I.B. – Line I.C. – Line I.D.: $

F. Net Income after tax for the four Fiscal Quarter
period ending on the Test Date: $

G. Interest Expense for the four Fiscal Quarter
period ending on the Test Date: $

H. Depreciation and amortization for the four
Fiscal Quarter period ending on the Test Date: $

I. All other non-cash items (less non-cash
gains) for the four Fiscal Quarter period
ending on the Test Date: $

J. Income tax expense for the four Fiscal Quarter
period ending on the Test Date: $

K. All extraordinary items for the four Fiscal Quarter
period ending on the Test Date: $

L. Executive Contract Expense for the four
Fiscal Quarter period ending on the Test Date (to the
extent not included in Line I.I. or Line I.K.): $

M. EBITDA (Lines I.F. + Line I.G. + Line I.H. +
Line I.I. + Line I.J. + Line I.K. + Line I.L: $    1

N. Rental Expense for the four Fiscal Quarter
period ending on the Test Date: $

O. EBITDAR (Line I.M. + Line I.N.): $

P. Rental Expense not otherwise constituting
Net Rents for the four Fiscal Quarter period ending
on the Test Date: $

Q. Line I.O. – Line I.P.: $

R. Adjusted Leverage Ratio (Line I.E. divided by Line I.Q.): _______ to 1.00

_____________________

1  In the event that any Loan Party has made an Acquisition of a Subsidiary during the four Fiscal Quarter period ending on the Test Date permitted under the Credit Documents, EBITDA for such period shall be calculated on a pro forma basis, based on the actual results of such acquired Subsidiary as if such Acquisition had occurred on the first day of such period.

II. Fixed Charge Coverage Ratio (Section 5.03(b)):

As of the Test Date, the Fixed Charge Coverage Ratio was _____:1.00. The minimum permitted Fixed Change Coverage Ratio as of such Test Date is _____:1.00.

The Fixed Charge Coverage Ratio was computed as follows:

A. EBITDAR for the four Fiscal Quarter period
ending on the Test Date (Line I.O. above): $

B. Maintenance Capital Expenditures during the four
Fiscal Quarter period ending on the Test Date: $

C. Taxes paid in cash during the four Fiscal Quarter
period ending on the Test Date: $

D. Line II.A. – Line II.B. – Line II.C.: $

E. Interest Expense for the four Fiscal Quarter period
ending on the Test Date: $

F. Rental Expense for the four Fiscal Quarter period
ending on the Test Date: $

G. Scheduled payments (including at maturity) of principal on
Indebtedness (other than Permitted Insurance Premium
Indebtedness), to the extent actually paid during the
four Fiscal Quarter Period ending on the Test Date
(excluding (i) for all periods through Borrower’s Fiscal
Quarter ending September, 2003, amounts outstanding under
the Prior Credit Agreement, and (ii) amounts outstanding
under the Credit Agreement that would otherwise be due
twelve (12) months prior to the Maturity Date): $

H. The portion of payments, other than optional payments,
made under Capital Leases that should be treated as
payment of principal in accordance with GAAP, to the
extent actually paid in cash during the four Fiscal Quarter
period ending on the Test Date: $

I. The Synthetic Lease Principal Component, to the
extent actually paid during the four Fiscal Quarter period
ending on the Test Date: $

J. Line II.E. + Line II.F. + Line II.G. + Line II.H.
+ Line II.I.: $

K. Fixed Charge Coverage Ratio (Line II.D. divided by Line II.J.): _______ to 1.00

III. Stockholders’ Equity (Section 5.03(c)):

As of the Test Date, the Stockholder’s Equity was $_____________. The minimum permitted Stockholders’ Equity as of such Test Date is $_____________.

The minimum permitted Stockholders’ Equity was computed as follows:

A. Seventy-five percent (75%) of the cumulative sum
of the Borrower’s quarterly Net Income (ignoring any
quarterly losses) for each Fiscal Quarter of the Borrower
after the Closing Date through and including the Fiscal
Quarter ending on the Test Date: $

B. One hundred percent (100%) of the Net Cash Issuance
Proceeds raised for each Fiscal Quarter of the Borrower
after the Closing Date through and including the Fiscal
Quarter ending on the Test Date: $

C. Twenty-five percent (25%) of the gross proceeds
obtained through the issuance of the Convertible Senior
Debentures thereafter expended to repurchase Equity
Securities and/or Convertible Senior Debentures to the
extent such repurchases are permitted pursuant to
Section 5.02(f) through the Test Date $

D. $125,000,000 + Line III.A. + Line III.B. – Line IIIC.: $

IV. New Leases for New Stores (Section 5.03(d)):

For the Fiscal Year ending 20__, the Loan Parties have entered into a total of ______ New Leases for New Stores (excluding relocations of existing Stores). Attached hereto as Appendix A is a list of the real property subject to such New Leases setting forth the lessee of such property, the location of such property, a brief description of such property, the owner of such property and the date and title of and parties to the lease for such property (including all amendments thereof). The maximum number of New Leases for New Stores (excluding relocations of existing Stores) permitted in such Fiscal Year is _____.

V. Capital Expenditures (Section 5.03(e)):

As of the Test Date, the aggregate amount of Capital Expenditures made by the Loan Parties during the Fiscal Year ending 20__ has been $_____________. The maximum aggregate amount of Capital Expenditures that the Loan Parties are permitted to make in such Fiscal Year is $_____________.

VI.    Cash Balances (Section 5.03(f)):

As of the Test Date, the amount of Cash Balances of the Borrower and its Subsidiaries was $_____________. The minimum amount of Cash Balances required of the Borrower and its Subsidiaries is $_____________.

The amount of Cash Balances of the Borrower and its Subsidiaries was computed as follows:

A. The sum of the unrestricted cash of the Borrower and its
Subsidiaries as of the Test Date: $

B.  The sum of the unrestricted Cash Equivalents of
the Borrower and its Subsidiaries as of the Test Date: $

C. The Effective Amount of all Loans and L/C Obligations
outstanding under the Credit Agreement as of the Test Date: $

D. Cash Balances (Line VI.A. + Line VI.B. – Line VI.C.): $

3. To the knowledge of the undersigned Responsible Officer, during the fiscal period covered by this Compliance Certificate, no Default or Event of Default has occurred and is continuing, with the exceptions set forth below in response to which the Borrower has taken (or caused to be taken) or proposes to take (or causes to be taken) the following actions (if none, so state).

4. The undersigned Responsible Officer of the Borrower certifies that the calculations made and the information contained herein are derived from the books and records of the Borrower and that each and every matter contained herein correctly reflects those books and records.

IN WITNESS WHEREOF, the Borrower has completed and executed this Compliance Certificate on the date set forth above.

WILD OATS MARKETS, INC.,

a Delaware corporation

By:

Name:

Title:

***CONFIDENTIAL TREATMENT REQUESTED**

Appendix A to Compliance Certificate

LIST OF NEW LEASES

***CONFIDENTIAL TREATMENT REQUESTED**

ATTACHMENT D

GUARANTOR CONSENT LETTER

November 4, 2004

TO: WELLS FARGO BANK, NATIONAL ASSOCIATION,
As Administrative Agent for the Lenders under the Credit Agreement referred to below

1. Reference is made to the following:

(a) The Second Amended and Restated Credit Agreement, dated as of February 26, 2003 (as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of May 21, 2004 and as further amended by that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of August 3, 2004, the "Credit Agreement") among Wild Oats Markets, Inc. ("Borrower"), the financial institutions which are from time to time parties thereto (the "Lenders"), and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), L/C Issuer and Swing Line Lender;

(b) The Second Amended and Restated Subsidiary Guaranty dated as of February 26, 2003 (the "Guaranty") executed by each of the undersigned (each a "Guarantor," and collectively, the "Guarantors") in favor of the Lenders and the Administrative Agent; and

(c) The Third Amendment to Second Amended and Restated Credit Agreement dated as of November 4, 2004 (the "Third Amendment") among the Borrower, the Lenders constituting Required Lenders and the Administrative Agent.

2. Each Guarantor hereby consents to the Third Amendment. Each Guarantor expressly agrees that such amendment shall in no way affect or alter the rights, duties, or obligations of Guarantor, the Lenders or the Administrative Agent under the Guaranty.

3. From and after the date hereof, the term "Credit Agreement" as used in the Guaranty shall mean the Credit Agreement, as amended by the Third Amendment.

4. The Guarantors’ consent to the Third Amendment shall not be construed (i) to have been required by the terms of the Guaranty or any other document, instrument or agreement relating thereto or (ii) to require the consent of the Guarantors in connection with any future amendment of the Credit Agreement or any other Credit Document.

IN WITNESS WHEREOF, each Guarantor has executed this Guarantor Consent Letter as of the day and year first written above.

WILD MARKS, INC., a Nevada corporation

By:
Name:
Title:

SPARKY, INC., a Nevada corporation

By:
Name:
Title:

WILD OATS FINANCIAL, INC., a Nevada corporation

By:
Name:
Title:

WILD OATS OF TEXAS, INC., a Texas corporation

By:
Name:
Title: